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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-61039 of El Paso Energy Corporation and DeepTech International Inc. on Form S-3 of (i) our report dated March 12, 1998 on our audits of the consolidated financial statements and financial statement schedule of El Paso Natural Gas Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of El Paso Natural Gas Company for the year ended December 31, 1997, (ii) our reports dated September 19, 1997 on our audits of the consolidated financial statements of DeepTech International Inc. and its subsidiaries and Leviathan Gas Pipeline Company as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, which reports are included in DeepTech International Inc.'s Annual Report on Form 10-K/A for the year ended June 30, 1997, (iii) our report dated March 2, 1998 on our audits of the consolidated financial statements of Leviathan Gas Pipeline Partners, L.P. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in Leviathan Gas Pipeline Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1997, and (iv) our report dated March 2, 1998 on our audits of the consolidated financial statements of Viosca Knoll Gathering Company as of December 31, 1997 and 1996, and for the years then ended, which report is included in Leviathan Gas Pipeline Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Houston, Texas

December 11, 1998